EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-189637, 333-189554, 333-187620, 333-182165, 333-177143, 333-173568, 333-169710, 333-166162, 333-163267, 333-162349, 333-160948, 333-158001, 333-153715, 333-153714, 333-149081, 333-148529, 333-145714, 333-141341, 333-137699, 333-131894, 333-128745, 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333‑89761, and 333-67317, on Form S-3 and in Registration Statement Nos. 333-173393, 333-140176 and 333-155497 on Form S-8 of our report, dated July 16, 2012 (September 24, 2013, as to the effects of retrospective adjustments for a reclassification between reportable segments discussed in Note 11 and the effects of discontinued operations discussed in Note 12), relating to the consolidated financial statements and financial statement schedules of Investors Real Estate Trust and subsidiaries appearing in this Annual Report on Form 8-K of Investors Real Estate Trust and subsidiaries for the year-ended April 30, 2013.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
September 24, 2013